360 Funds 485BPOS

Exhibit 99(g)(4)

APPENDIX B

Series of the Trust, Effective on below signature date

IMS Capital Value Fund

IMS Strategic Income Fund

M3Sixty Capital Small Cap Growth Fund

/s/ Randy Linscott
Randy Linscott